EXHIBIT 24.1

       CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                       MEDPLUS CORPORATION


     We consent to the incorporation by reference in this Registration Statement of Medplus Corporation on Form S-8 of our report dated July 24, 1997 and July 28, 1997, appearing in the Annual Report on Form 10-KSB for the year ended March 31, 1997.

/s/Stockman, Kast, Ryan & Scruggs, P.C.
STOCKMAN, KAST, RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado

Dated: September 16, 1997